UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2015

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-13869	87-0429198
(Commission File Number)	(I.R.S. Employer Identification No.)

14515 Briarhills Parkway, Houston, Texas 77077
(Address of principal executive offices)

(866) 440-1470
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 4, 2015, One World Holdings, Inc. (the “Company”), entered into a Joint Marketing and Development Agreement (the “Agreement”) with Tonner Doll Company, Inc. (“Tonner”).  The Company’s Chief Executive Officer, Corinda Joanne Melton and co-founder Trent Daniel serve as consultants to Tonner and are also stockholders of Tonner.

The Agreement outlines the terms and conditions of the Company’s joint marketing and development efforts with Tonner.  The Agreement is for a term of two (2) years, with each party having the right to terminate without cause upon 30 days’ notice.  Pursuant to the Agreement, the Company and Tonner will jointly create and market design fashions, sculpts and other doll-related items.  Tonner has agreed to finance up to $2 million towards the development, manufacturing and expansion of the Company’s Prettie Girls! Brand.  Tonner will also allow the Company the full use of its library of molds and sculpts for the production of current and future fashion and collector projects.  In return, the Company will pay Tonner five percent (5%) of all purchase orders the Company receives for product developed as a result of the parties’ collaboration under the Agreement.

Item 7.01  Regulation FD Disclosure.

On September 4, 2015, the Chief Executive Officer of the Company, Corinda Joanne Melton, participated in an interview on CEO Live TV.  During the interview, Ms. Melton elaborated on the Company’s expanded relationship with Tonner Doll Company in the exploration of mutually beneficial opportunities through joint marketing and development efforts.

The interview may be viewed on the Company’s website at www.oneworlddolls.com.   A full transcript of the interview is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update the information discussed in the interview in the future, except as may be required by law.

The information furnished pursuant to this Item 7.01 and Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01  Other Events

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	CEO Live TV Interview Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 10, 2015

ONE WORLD HOLDINGS, INC.

By: /s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director